Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT:

Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Exec. V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, October 29, 2009

GLIMCHER REPORTS THIRD QUARTER 2009 RESULTS

•	Core mall store occupancy at September 30, 2009 of 92%, an improvement of 160 bps from June 30, 2009

•	Company raised approximately $110 million in net proceeds from secondary equity offering

•	Company has addressed all 2009 mortgage debt maturities

COLUMBUS, OH – October 29, 2009 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the third quarter ended September 30, 2009.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

Net loss to common shareholders during the third quarter of 2009 was $2.4 million, or $0.06 per share, as compared to net loss of $3.4 million, or $0.09 per share, in the third quarter of 2008.  Funds From Operations (“FFO”) during the third quarter of 2009 was $17.5 million compared to $18.8 million in the third quarter of 2008.  On a per share basis, FFO during the third quarter of 2009 was $0.40 per share compared to $0.46 per share for the third quarter of 2008.

"We are pleased with both the stability of our core mall portfolio and the significant progress made during the third quarter to enhance our liquidity and balance sheet position," stated Michael P. Glimcher, Chairman of the Board and CEO. "In September, we successfully completed a secondary equity offering raising approximately $110 million of net proceeds and have now addressed all of our 2009 mortgage debt maturities," added Mr. Glimcher.

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)
	For Quarter Ended September 30,		For Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$74,568	$81,419	$228,539	$237,180
Net loss to common shareholders	$(2,435)	$(3,444)	$(7,318)	$(2,391)
Loss per diluted common share	$(0.06)	$(0.09)	$(0.19)	$(0.06)
FFO	$17,462	$18,762	$54,322	$59,195
FFO per diluted common share	$0.40	$0.46	$1.29	$1.45

Glimcher Realty Trust

Third Quarter Earnings Highlights

•
Total revenues were $74.6 million in the third quarter of 2009 compared to total revenues of $81.4 million for the third quarter of 2008. The $6.8 million decrease in total revenue was due to a $5.0 million reduction in revenue from the sale of outparcels and a $1.8 million reduction in base rents primarily resulting from tenant bankruptcies, store closures and rent concessions made in the last twelve months.

•
Net loss to common shareholders for the third quarter of 2009 was $2.4 million compared to net loss of $3.4 million for the third quarter of 2008.  The $1.0 million decrease in net loss was due to a $0.8 million reduction in operating losses from properties held for sale and lower interest costs.

•
Net operating income for comparable wholly-owned mall properties (“Core Malls”) decreased 4.2% in the third quarter of 2009 from the third quarter of 2008.  Core Malls exclude the Company’s malls held in joint ventures.

•
Store average rents for the Core Malls were $27.21 per square foot (“psf”) at September 30, 2009, an increase from $27.13 psf at September 30, 2008.  Re-leasing spreads for the leases signed during the third quarter of 2009 were up 7% with base rents averaging $31.68 psf.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Occupancy for stores in the Core Malls at September 30, 2009 was 91.9% compared to 93.1% at September 30, 2008.

•
Average store sales in the Core Malls decreased 5.4% to $349 psf for the twelve months ending September 30, 2009 compared to $369 psf for the twelve months ending September 30, 2008, but increased sequentially compared to the sales for the twelve months ending June 30, 2009 of $348 psf.  Comparable mall store sales for the Company’s Core Malls decreased 6.8% for the twelve months ending September 30, 2009 compared to the same period in 2008.  Average store sales represent retail sales for mall stores of 10,000 square feet or less that reported sales in the most recent twelve month period.  Comparable sales compare only those stores with sales in both respective twelve month periods ending September 30, 2009 and September 30, 2008.

Update on liquidity and capital resources

•
Debt-to-total-market capitalization at September 30, 2009 (including the Company’s pro-rata share of joint venture debt) was 78.1% based on the common share closing price of $3.67 as compared to 84.2% at December 31, 2008 based on the common share closing price of $2.81.  Debt with fixed rates represented approximately 83.9% of the Company’s total outstanding borrowings at September 30, 2009 as compared to 86.6% as of December 31, 2008.  The Company’s total consolidated debt decreased by $73.8 million during the first nine months of 2009.

•	The Company issued 30,666,667 shares of common stock in September 2009, raising net proceeds of approximately $110 million.

•	The Company conveyed its interest in Eastland Mall in Charlotte, North Carolina to the lender during September 2009.

•	As of September 30, 2009, the Company is in compliance with the financial covenants under its credit facility.

•
During the third quarter, the Company received non-binding commitments from all of the participating banks eligible to provide a commitment to extend the credit facility’s maturity date through December 2011 and modify its terms. As of September 30, 2009, one of the commitments has expired and one additional bank, previously ineligible to provide a commitment due to a default of its funding obligations, has cured its default and is now eligible to provide a commitment, but has yet to do so.  The Company continues to work with all of the participating banks in its credit facility for an extension and modification of the credit facility and expects to execute the extension and modification late in the fourth quarter of 2009.

•
The current maturity date of the Company’s Credit Facility is December of 2009 and the Credit Facility provides for a one year extension option.  On October 2, 2009, the Company notified the Credit Facility’s administrative agent of its intention to exercise the option to extend the maturity date to December 2010, providing ample time to execute the further extension and modification.

Glimcher Realty Trust

•
The Company continues its effort in the marketing of interests in three of its properties with a goal of raising net proceeds of approximately $50 million.  Excess proceeds from the sale of all, or a portion of, the Company’s interests in these assets will be used to reduce the outstanding borrowings on the credit facility in support of our efforts to reduce the Company’s leverage and enhance its liquidity.  The three properties are:  Lloyd Center in Portland, Oregon; Polaris Towne Center in Columbus, Ohio; and WestShore Plaza in Tampa, Florida.

2009 Outlook

The Company has revised guidance to reflect the additional shares issued in connection with its recent secondary offering.  The Company estimates diluted net loss per share to be in the range of $(0.15) to $(0.08) for the year ending December 31, 2009 and expects diluted FFO per share to be in the range of $1.53 to $1.60 for the year ending December 31, 2009.

A reconciliation of the range of estimated diluted net loss per share to FFO per share for 2009 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.15)	$(0.08)
Add: Real estate depreciation and amortization*	1.70	1.70
Less: Gain on sales of properties	(0.02)	(0.02)
Estimated FFO per share	$1.53	$1.60

* wholly owned properties and pro rata share of joint ventures

For the fourth quarter of 2009, the Company estimates diluted net income per share to be in the range of $0.01 to $0.08 and FFO per share to be in the range of $0.28 to $0.35.  A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for the fourth quarter of 2009 follows:

	Low End	High End
Estimated diluted net income per share	$0.01	$0.08
Add: Real estate depreciation and amortization*	0.27	0.27
Estimated FFO per share	$0.28	$0.35

* wholly owned properties and pro rata share of joint ventures

The Company’s guidance assumes closing on the modification of its credit facility late in the fourth quarter of 2009, but does not include any impact from potential sales of interests in assets to a joint venture or outright sales of assets.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Glimcher Realty Trust

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales.  We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 10 a.m. ET on Friday, October 30, 2009.  Those wishing to join this call may do so by calling (866) 783.2146, passcode 45198197.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on October 30, 2009 and continue through November 13, 2009.  Supplemental information about the third quarter operating results is available on the Company’s website or at www.sec.gov or by calling (614) 887-5605.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers.  At September 30, 2009, the Company’s mall portfolio, including assets held through the Company’s strategic joint ventures, consisted of 22 mall properties located in 13 states with gross leasable area totaling approximately 19.1 million square feet.  The community center portfolio is comprised of four properties representing approximately 800,000 square feet.  Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of JV partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses,  the failure of the Company to complete the amendment to its corporate credit facility, failure to comply or remain in compliance with covenants in our debt instruments, failure of the Company to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls,  increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2009	2008

Total revenues	$74,568	$81,419
Total expenses	(51,846)	(58,848)
Operating income	22,722	22,571
Interest expense, net	(19,874)	(20,461)
Equity in loss of unconsolidated real estate entities, net	(759)	(299)
Income from continuing operations	2,089	1,811
Discontinued operations:
Loss on disposition of property	(288)	-
Loss from operations	(67)	(895)
Net income	1,734	916
Allocation to noncontrolling interest	191	-
Less: Preferred stock dividends	(4,360)	(4,360)
Net loss to common shareholders	$(2,435)	$(3,444)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(2,435)		$(3,444)
Allocation to noncontrolling interest	(191)		-
	(2,626)	$(0.06)	(3,444)	$(0.09)
Real estate depreciation and amortization	18,515	0.42	20,677	0.51
Equity in loss of unconsolidated real estate entities, net	759	0.02	299	0.01
Pro-rata share of joint venture funds from operations	526	0.01	1,230	0.03
Loss on disposition of property	288	0.01	-	-
Funds From Operations	$17,462	$0.40	$18,762	$0.46

Weighted average common shares outstanding - basic	41,038		37,795
Weighted average common shares outstanding - diluted (1)	44,024		37,795

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.05)		$(0.07)
Discontinued operations per common share	$(0.01)		$(0.02)
Loss per common share	$(0.06)		$(0.09)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.05)		$(0.07)
Discontinued operations per diluted common share	$(0.01)		$(0.02)
Loss per diluted common share	$(0.06)		$(0.09)
Funds from operations per diluted common share	$0.40		$0.46

(1) FFO per share in 2009 and 2008 has been calculated using 44,053 and 40,783 common shares respectively, which includes common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2009	2008

Total revenues (1)	$228,539	$237,180
Total expenses	(162,208)	(164,521)
Operating income	66,331	72,659
Interest expense, net	(58,059)	(61,186)
Equity in loss of unconsolidated real estate entities, net	(1,842)	(144)
Income from continuing operations	6,430	11,329
Discontinued operations:
Impairment loss, net	(183)	-
(Loss) gain on disposition of properties, net	(288)	1,252
Loss from operations	(778)	(1,894)
Net income	5,181	10,687
Allocation to noncontrolling interest	579	-
Less: Preferred stock dividends	(13,078)	(13,078)
Net loss to common shareholders	$(7,318)	$(2,391)

Reconciliation of Net Loss to Common Shareholders		Per Diluted		Per Diluted
to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(7,318)		$(2,391)
Allocation to noncontrolling interest	(579)		-
	(7,897)	$(0.19)	(2,391)	$(0.06)
Real estate depreciation and amortization	59,301	1.41	59,129	1.45
Equity in loss of unconsolidated real estate entities, net	1,842	0.04	144	0.00
Pro-rata share of joint venture funds from operations	2,270	0.05	3,565	0.09
Gain on disposition of properties, net	(1,194)	(0.02)	(1,252)	(0.03)
Funds From Operations	$54,322	$1.29	$59,195	$1.45

Weighted average common shares outstanding - basic	38,986		37,765
Weighted average common shares outstanding - diluted (2)	41,972		37,765

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.16)		$(0.05)
Discontinued operations per common share	$(0.03)		$(0.02)
Loss per common share	$(0.19)		$(0.06)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.16)		$(0.05)
Discontinued operations per diluted common share	$(0.03)		$(0.02)
Loss per diluted common share	$(0.19)		$(0.06)
Funds from operations per diluted common share	$1.29		$1.45

(1) Includes a $1.482 million gain on sale of depreciable real estate for the nine months ended September 30, 2009.
(2) FFO per share in 2009 and 2008 has been calculated using 41,989 and 40,757 common shares respectively, which includes common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	September 30,	December 31,
	2009	2008

Investment in real estate, net	$1,678,785	$1,761,033
Total assets	$1,881,137	$1,876,313
Mortgage notes and other notes payable	$1,586,166	$1,659,953
Debt / Market capitalization	77.0%	83.6%
Debt / Market capitalization including pro-rata share of joint ventures	78.1%	84.2%

		September 30,	September 30,
		2009	2008
Occupancy:
	Core Malls (1):
	Mall Anchors	93.1%	98.6%
	Mall Stores	91.9%	93.1%
	Total Consolidated Mall Portfolio	92.6%	96.6%

	Malls including Joint Ventures (2):
	Mall Anchors	93.7%	98.2%
	Mall Stores	91.5%	92.6%
	Total Mall Portfolio	92.9%	96.2%

Average Base Rents:
	Core Malls (1):
	Mall Anchors	$6.02	$6.05
	Mall Stores	$27.21	$27.13

	Malls including Joint Ventures (2):
	Mall Anchors	$6.36	$6.38
	Mall Stores	$26.86	$26.85

(1) Excludes mall properties held for sale and the company's joint venture malls.
(2) Excludes mall properties held for sale.